Exhibit 99.1
Silvaco Announces Update to Silvaco, Inc. v. Ole Christian Andersen et al Litigation

SANTA CLARA, Calif. – July 24, 2024 -- Silvaco Group, Inc. (NASDAQ: SVCO), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, announced an update to the pending litigation regarding Silvaco, Inc. v. Ole Christian Andersen et al relating to the acquisition of Nangate Denmark ApS (“Nangate”) in 2018 (the “Nangate Litigation”), which pre-dates the current management team. The case was tried in the Superior Court of the State of California, and a jury verdict was delivered on July 23, 2024.

After deliberations, the jury awarded Nangate $11.3 million in damages under the breach of contract claims. This amount does not include potential statutory prejudgment interest in an estimated amount of up to $4.2 million. Further, punitive damages relating to the claims of fraud will be considered at a hearing expected to be held on August 16, 2024. Punitive damages, if any, would be payable by the Company only to the extent they are above the amount awarded in connection with the breach of contract claims.

While the Company respects the jury’s decision and intends to abide by any final rulings or judgments, it is also exploring all options, including the possibility of post-trial motions and appeals.

“While we are disappointed with the jury’s decision, and we are still assessing the full impact of the verdict, we believe this ruling and the related damages award will have no material impact on our core business operations of providing TCAD, EDA software, and SIP solutions going forward,” said Babak Taheri, Silvaco’s chief executive officer. “We look forward to updating investors on our second quarter results and full-year outlook in early August.”
As of June 30th, 2024, Silvaco had an unaudited cash, cash equivalents and marketable securities position of $102.3 million.
Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about the Company’s estimates, expectations, beliefs, intentions, plans or strategies for the future (including possible future results of operations, profitability, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as: “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing),

Exhibit 99.1
although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company’s expectations concerning the impact to the Company’s financial condition and prospects caused by the verdict in the Nangate Litigation; any potential post-trial motions and appeal of the verdict; any additional litigation that may result from the Nangate Litigation; the Company’s disagreement with the verdict; and the Company’s intention to challenge the judgment. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include any adverse outcomes of any motions or appeals against us, and other risks and uncertainties, including those more fully described in the Company’s latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

About Silvaco
Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for process and device development across display, power devices, automotive, memory, high performance compute, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tyler Weiland
press@silvaco.com